EXHIBIT 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of the 27th day of September, 2010 (this “Guaranty”), is made by Alterra Finance LLC, a Delaware limited liability company (the “Guarantor”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

RECITALS

A. Alterra Bermuda Limited, a Bermuda company (f/k/a Alterra Insurance Limited (f/k/a Max Bermuda Ltd.)) (“Alterra Bermuda”), Alterra Capital Holdings Limited, a Bermuda company (f/k/a Max Capital Group Ltd.) (“Alterra Capital” and collectively with Alterra Bermuda, the “Borrowers”), certain Lenders, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), are parties to a Credit Agreement, dated as of August 7, 2007 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrowers upon the terms and conditions set forth therein.

B. The Guarantor is entering into the Senior Indenture (the “Indenture”) dated as of September 1, 2010, as supplemented by the First Supplemental Indenture, dated as of September 27, 2010, among the Guarantor, as issuer, Alterra Capital, as guarantor, and The Bank of New York Mellon, as trustee. Pursuant to the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty, to guarantee to the Guaranteed Parties (as hereinafter defined) the payment in full of the Guaranteed Obligations (as hereinafter defined).

C. The Guarantor and Alterra Bermuda are Wholly Owned Subsidiaries of Alterra Capital, and the Guarantor will benefit from the extension of credit to the Borrowers under the Credit Agreement, which benefits are hereby acknowledged, and accordingly desires to execute and deliver this Guaranty.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Lenders, the Administrative Agent, the Fronting Bank and the LC Administrator (collectively, the “Guaranteed Parties”) to consent to the Indenture and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit the Guarantor hereby agrees as follows:

1. Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees, as a primary obligor and not merely as surety, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all Obligations of each of the Borrowers to the Guaranteed Parties under the Credit Documents including, without limitation, the LC Obligations owing by Alterra Bermuda to the Guaranteed Parties pursuant to the Credit Agreement (the “Guaranteed Obligations”). This Guaranty is a guaranty of payment and not of collection. Upon failure by any Borrower to pay punctually any of the Guaranteed Obligations when due and payable (whether at stated maturity, upon acceleration or otherwise), the Guarantor agrees to pay forthwith on demand from the Administrative Agent the amount then due and not so paid at the place and in the manner specified in the Credit Agreement.

2. Guaranty Unconditional. The obligations of the Guarantor under this Guaranty shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;

(b) any modification or amendment of or supplement to any of the Credit Documents;

(c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;

(d) any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;

(e) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Issuer, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;

(g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Lenders’ rights with respect thereto; or

(h) any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Issuer, any Lender or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations under this Guaranty.

3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations under this Guaranty shall remain in full force and effect until the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, no Letters of Credit shall be outstanding and all Obligations payable by the Borrowers under the Credit Documents shall have been paid in full in cash. If at any time any payment of the principal of or interest on any Loan or any LC Obligation or any Obligation due and payable by a Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, the Guarantor’s obligations under this Guaranty with respect to such payment shall be reinstated as though such payment had been due but not made at the time of such reinstatement.

4. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person. The Guarantor warrants and agrees that each waiver set forth in this Section 4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

5. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender, any Issuer or the Administrative Agent against any other Credit Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Credit Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until (a) the Guarantor shall have paid in full in cash all Guaranteed Obligations payable to the Guaranteed Parties under this Guaranty (and all reasonable out-of-pocket expenses incurred by any of the Guaranteed Parties (including the reasonable fees, charges and disbursements of any counsel for the Guaranteed Parties)), in connection with the enforcement or protection of its rights under this Guaranty and (b) the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, no Letters of Credit shall be outstanding and all Obligations payable by the Borrowers under the Credit Documents shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the date all Commitments of the Lenders under the Credit Agreement shall have terminated, no Letters of Credit shall be outstanding and all Obligations payable by the Borrowers under the Credit Documents shall have been paid in full in cash, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall have paid in full in cash all Guaranteed Obligations payable to the Guaranteed Parties under this Guaranty (and all reasonable out-of-pocket expenses incurred by any of the Guaranteed Parties (including the reasonable fees, charges and disbursements of any counsel for the Guaranteed Parties)), in connection with the enforcement or protection of its rights under this Guaranty and (ii) the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, no Letters of Credit shall be outstanding and all Obligations payable by the Borrowers under the Credit Documents shall have been paid in full in cash, the Guaranteed Parties will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such Obligations otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantor under this Guaranty forthwith on demand by the Administrative Agent.

7. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until (i) the Guarantor shall have paid in full in cash all Guaranteed Obligations payable to the Guaranteed Parties under this Guaranty (and all reasonable out-of-pocket expenses incurred by any of the Guaranteed Parties (including the reasonable fees, charges and disbursements of any counsel for the Guaranteed Parties)), in connection with the enforcement or protection of its rights under this Guaranty and (ii) the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, no Letters of Credit shall be outstanding and all Obligations payable by the Borrowers under the Credit Documents shall have been paid in full in cash, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders, the Issuers and the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 10.7 of the Credit Agreement.

8. Payments; Application; Set-Off.

(a) All payments made by the Guarantor hereunder will be made in Dollars to the Administrative Agent, without set-off, counterclaim or other defense and, in accordance with the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Credit Agreement in respect of all payments made by it hereunder.

(b) All payments made hereunder shall be applied in accordance with the provisions of the Credit Agreement.

(c) Upon failure of the Guarantor to make any payment required hereunder, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty or any other Credit Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Credit Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this subsection are in addition to other rights and remedies (including other rights of set-off) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Guarantor and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

9. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Guarantor and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10. Enforcement. The Guaranteed Parties agree that this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantor’s obligations hereunder. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor whether or not action is brought against any other Credit Party and whether or not any other Credit Party is joined in any such action.

11. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Administrative Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

12. Addition, Release of Guarantors. The Guarantor agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the Administrative Agent’s actions in releasing any other guarantor, in each case without the necessity of giving notice to or obtaining the consent of the Guarantor.

13. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of the provisions of Section 3, (ii) be binding upon and enforceable against the Guarantor and its successors and assigns (provided, however, that the Guarantor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns.

14. Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative; Process Agent; Attorney-in-Fact.

(a) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Credit Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Credit Document against the Guarantor or its properties in the courts of any jurisdiction.

(c) The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Credit Document in any court referred to in Section 14(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The Guarantor hereby irrevocably designates, appoints and empowers CT Corporation (the “Service of Process Agent”), with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Guaranty.

15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (a) if to the Guarantor, in care of Alterra Capital Holdings Limited at the address for notices set forth below its signature hereto, and (b) if to any Guaranteed Party, at its address for notices set forth in the Credit Agreement; in each case, as such addresses may be changed from time to time pursuant to the Credit Agreement, and with copies to such other Persons as may be specified under the provisions of the Credit Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in the Credit Agreement shall be effective as provided therein.

17. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

18. Limitation. Notwithstanding any other provision of this Guaranty to the contrary, in the event that any action is brought seeking to invalidate the Guarantor’s obligations under this Guaranty under any fraudulent conveyance or fraudulent transfer theory, the Guarantor shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Guarantor under any guarantee of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Guarantor’s obligations under this Guaranty for fraudulent conveyance or transfer purposes, on the date determined to be so appropriate) without rendering such a hypothetical guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer (the “Maximum Guaranteed Obligations”) and not for any greater amount, as if the stated amount of the Guaranteed Obligations had instead been the Maximum Guaranteed Obligations.

19. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

20. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective upon the execution and delivery by the Guarantor of a counterpart hereof.

21. Representations and Warranties.

The Guarantor represents and warrants to the Guaranteed Parties that:

(a) Organization, etc. The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and (iii) has full corporate power and authority to own its property and conduct its business as presently conducted by it, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Authorization; No Conflict. The execution and delivery by the Guarantor of this Guaranty and the performance by the Guarantor of its obligations hereunder are within the corporate powers of the Guarantor, have been duly authorized by all necessary corporate action on the part of the Guarantor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Guarantor; (b) contravene or conflict with, or result in a breach of, any provision of the Organization Documents of the Guarantor or of any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on the Guarantor; or (c) result in, or require, the creation or imposition of any Lien on any property of the Guarantor.

(c) Validity and Binding Nature. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

(d) Independent Credit Decision. The Guarantor has, independently and without reliance upon the Administrative Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Credit Document to which it is or is to be a party, and has established adequate means of obtaining from each Parent on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Parent.

(e) Investment Company Act. Neither the Guarantor nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(f) Information. All written information heretofore or contemporaneously herewith furnished by the Guarantor to any Guaranteed Party for purposes of or in connection with this Guaranty and the transactions contemplated thereby and hereby is, and all written information hereafter furnished by or on behalf of the Guarantor to any Guaranteed Party pursuant hereto or thereto or in connection herewith or therewith (in each case taken as a whole as modified or supplemented by other information so furnished) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which they were made, provided that, with respect to projected financial information, the Guarantor represents only that such information was prepared in good faith based upon assumptions the Guarantor believed were reasonable at the time of preparation thereof, it being understood by the Guaranteed Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from projected results.

21. Credit Agreement Covenants. The Guarantor will comply, and cause its Subsidiaries to comply, with the covenants set forth in Articles V and VI of the Credit Agreement to the extent that such covenants apply to the Guarantor or any of its Subsidiaries.

22. Currency Indemnification. The obligations of the Guarantor, in respect of any sum due to the Administrative Agent or any other Guaranteed Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that following receipt by the Administrative Agent or such Guaranteed Party of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Guaranteed Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Administrative Agent or such Guaranteed Party, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Guaranteed Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Administrative Agent or such Guaranteed Party, as the case may be, the Administrative Agent or such Guaranteed Party agrees to remit such excess to the Guarantor.

23. This Guaranty is a Credit Document.

[Signatures follow]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

ALTERRA FINANCE LLC

By: /s/ Joseph W. Roberts
Name: Joseph W. Roberts
Title: Chief Financial Officer

Address for Notices:

Alterra Finance LLC

c/o Alterra Capital Holdings Limited

Alterra House

2 Front Street

Hamilton, HM 12

Bermuda

Attention: Chief Financial Officer

Telephone: (441) 295-8800

Facsimile: (441) 295-8899

S-1	Alterra Finance LLC Guaranty (Max Facility)

Accepted and agreed to:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Debra Basler
Name:	Debra Basler
Title:	Senior Vice President

S-2	Alterra Finance LLC Guaranty (Max Facility)